Exhibit 99.1

Ladder Capital Corp Reports Results for the Quarter Ended June 30, 2025

NEW YORK, NY, July 24, 2025 – Ladder Capital Corp (NYSE: LADR) (“we,” “our,” “Ladder,” or the “Company”) today announced operating results for the quarter ended June 30, 2025. GAAP income before taxes for the three months ended June 30, 2025 was $20.8 million, and diluted earnings per share (“EPS”) was $0.14. Distributable earnings was $30.9 million, or $0.23 of distributable EPS.

“We are very pleased to achieve investment grade status and complete our inaugural unsecured bond offering in the investment grade market,” said Brian Harris, Ladder’s Chief Executive Officer. “As the only investment grade mortgage REIT in the country, we believe our unique position - anchored by a diversified, highly liquid, senior secured asset base and a predominantly unsecured capital structure - sets us apart from both traditional mortgage and property REITs. With this strong foundation and a reduced cost of capital, we are very well-positioned to deploy capital into new investment opportunities, further expand our investor base, and deliver attractive, risk-adjusted returns in today’s market,” added Mr. Harris.
Supplemental
The Company issued a supplemental presentation detailing its second quarter 2025 operating results, which can be viewed at http://ir.laddercapital.com.
Conference Call and Webcast
We will host a conference call on Thursday, July 24, 2025 at 10:00 a.m. Eastern Time to discuss second quarter 2025 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available until midnight on Thursday, August 7, 2025. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13754705. The conference call will also be webcast through a link on Ladder’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.
About Ladder
Ladder is a publicly listed, investment grade-rated commercial real estate finance company with a diversified, nationwide platform. We deliver tailored capital solutions across the commercial real estate landscape, with a focus on the middle market. Our investment objective is to preserve and protect shareholder capital while generating attractive, risk-adjusted returns.
Since our founding in 2008, Ladder has deployed more than $48 billion of capital across the real estate capital stack, serving both institutional and middle-market clients. Our primary business is originating fixed and floating rate first mortgage loans collateralized by all major commercial property types. As the only permanently capitalized commercial mortgage REIT with true autonomy from third-party secured financing, Ladder delivers certainty of execution. In addition, we own and operate predominantly net leased, income-producing real estate and invest in investment grade securities secured by first mortgage loans on commercial real estate.

Ladder is internally managed and led by a seasoned management team with deep industry expertise. With over 11% insider ownership, Ladder’s management and board of directors are collectively the Company’s largest shareholder, ensuring strong alignment with the interests of all stakeholders. Since inception, Ladder has maintained a conservative and durable capital structure - a strategy reflected in its investment grade credit ratings of Baa3 from Moody’s Ratings and BBB- from Fitch Ratings, both with stable outlooks.

The Company is headquartered in New York City, with a regional office in Miami, Florida. All data is as of June 30, 2025.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results on the Company's business. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.
Investor Contact
Ladder Investor Relations
(917) 369-3207
investor.relations@laddercapital.com

Ladder Capital Corp
Consolidated Balance Sheets
(Dollars in Thousands)

	June 30,	December 31,
	2025(1)	2024(1)
	(Unaudited)
Assets
Cash and cash equivalents	$134,939	$1,323,481
Restricted cash	13,388	12,608
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans receivable	1,593,710	1,591,322
Allowance for credit losses	(52,166)	(52,323)
Mortgage loan receivables held for sale	28,347	26,898
Securities	1,966,471	1,080,839
Real estate and related lease intangibles, net	690,186	670,803
Investments in and advances to unconsolidated ventures	18,903	19,923
Derivative instruments	247	437
Accrued interest receivable	13,302	12,936
Other assets	50,147	158,149
Total assets	$4,457,474	$4,845,073
Liabilities and Equity
Liabilities
Debt obligations, net	$2,783,166	$3,135,617
Dividends payable	30,921	31,838
Accrued expenses	55,347	74,824
Other liabilities	87,970	69,855
Total liabilities	2,957,404	3,312,134
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 130,790,591 and 129,883,019 shares issued and 127,460,976 and 127,106,481 shares outstanding as of June 30, 2025 and December 31, 2024, respectively.	127	127
Additional paid-in capital	1,781,307	1,777,118
Treasury stock, 3,329,615 and 2,776,538 shares, at cost	(36,584)	(30,475)
Retained earnings (dividends in excess of earnings)	(236,595)	(206,874)
Accumulated other comprehensive income (loss)	(5,639)	(4,866)
Total shareholders’ equity	1,502,616	1,535,030
Noncontrolling interests in consolidated ventures	(2,546)	(2,091)
Total equity	1,500,070	1,532,939
Total liabilities and equity	$4,457,474	$4,845,073

(1)     Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)

	Three Months Ended
	June 30,	March 31,
	2025	2025
	(Unaudited)
Net interest income
Interest income	$62,735	$64,326
Interest expense	41,205	43,997
Net interest income (expense)	21,530	20,329
Provision for (release of) loan loss reserves, net	(42)	(81)
Net interest income (expense) after provision for (release of) loan loss reserves	21,572	20,410
Other income (loss)
Real estate operating income	25,775	21,773
Net result from mortgage loan receivables held for sale	4,914	162
Gain (loss) on real estate, net	—	3,807
Fee and other income	2,803	5,285
Net result from derivative transactions	1,526	323
Earnings (loss) from investment in unconsolidated ventures	(288)	(732)
Gain (loss) on extinguishment of debt	1	256
Total other income (loss)	34,731	30,874
Costs and expenses
Compensation and employee benefits	11,561	18,761
Operating expenses	4,767	4,516
Real estate operating expenses	10,266	8,766
Investment related expenses	844	1,188
Depreciation and amortization	8,043	7,336
Total costs and expenses	35,481	40,567
Income (loss) before taxes	20,822	10,717
Income tax expense (benefit)	3,714	(838)
Net income (loss)	17,108	11,555
Net (income) loss attributable to noncontrolling interests in consolidated ventures	220	220
Net income (loss) attributable to Class A common shareholders	$17,328	$11,775

Earnings per share:
Basic	$0.14	$0.09
Diluted	$0.14	$0.09

Weighted average shares outstanding:
Basic	125,796,410	125,628,951
Diluted	126,204,424	126,279,680

Dividends per share of Class A common stock	$0.23	$0.23

Non-GAAP Financial Measures
The Company utilizes distributable earnings, distributable EPS, and after-tax distributable return on average equity (“ROAE”), non-GAAP financial measures, as supplemental measures of our operating performance. We believe distributable earnings, distributable EPS and after-tax distributable ROAE assist investors in comparing our operating performance and our ability to pay dividends across reporting periods on a more relevant and consistent basis by excluding from GAAP measures certain non-cash expenses and unrealized results as well as eliminating timing differences related to conduit securitization gains or losses and changes in the values of assets and derivatives. In addition, we use distributable earnings, distributable EPS and after-tax distributable ROAE: (i) to evaluate our earnings from operations because management believes that they may be useful performance measures; and (ii) because our board of directors considers distributable earnings in determining the amount of quarterly dividends. Distributable EPS is defined as after-tax distributable earnings divided by the weighted average diluted shares outstanding during the period. In addition, we believe it is useful to present distributable earnings and distributable EPS prior to charge-offs of allowance for credit losses to reflect our direct operating results and help existing and potential future holders of our class A common stock assess the performance of our business excluding such charge-offs. Distributable earnings prior to charge-offs of allowance for credit losses is used as an additional performance metric to consider when declaring our dividends. Distributable EPS prior to charge-offs of allowance for credit losses is defined as after-tax distributable earnings prior to charge-offs of allowance for credit losses divided by the weighted average diluted shares outstanding during the period.

We define distributable earnings as income before taxes adjusted for: (i) net (income) loss attributable to noncontrolling interests in consolidated ventures; (ii) our share of real estate depreciation, amortization and gain adjustments and (earnings) loss from investments in unconsolidated ventures in excess of distributions received; (iii) the impact of derivative gains and losses related to hedging fair value variability of fixed rate assets caused by interest rate fluctuations and overall portfolio market risk as of the end of the specified accounting period; (iv) economic gains or losses on loan sales, certain of which may not be recognized under GAAP accounting in consolidation for which risk has substantially transferred during the period, as well as the exclusion of the related GAAP economics in subsequent periods; (v) unrealized gains or losses related to our investments in securities recorded at fair value in current period earnings; (vi) unrealized and realized provision for loan losses and real estate impairment; (vii) non-cash stock-based compensation; and (viii) certain non-recurring transactional items.
We exclude the effects of our share of real estate depreciation and amortization. Given GAAP gains and losses on sales of real estate include the effects of previously-recognized real estate depreciation and amortization, our adjustment eliminates the portion of the GAAP gain or loss that is derived from depreciation and amortization.

Our derivative instruments do not qualify for hedge accounting under GAAP and, therefore, any net payments under, or fluctuations in the fair value of derivatives are recognized currently in our income statement. The Company utilizes derivative instruments to hedge exposure to interest rate risk associated with fixed rate mortgage loans, fixed rate securities, and/or overall portfolio market risks. Distributable earnings excludes the GAAP results from derivative activity until the associated mortgage loan or security for which the derivative position is hedging is sold or paid off, or the hedge position for overall portfolio market risk is closed, at which point any gain or loss is recognized in distributable earnings in that period. For derivative activity associated with securities or mortgage loans held for investment, any hedging gain or loss is amortized over the expected life of the underlying asset for distributable earnings. We believe that adjusting for these specifically identified gains and losses associated with hedging positions adjusts for timing differences between when we recognize the gains or losses associated with our assets and the gains and losses associated with derivatives used to hedge such assets.

We originate conduit loans, which are first mortgage loans on stabilized, income producing commercial real estate properties that we intend to sell into third-party CMBS securitizations. Mortgage loans receivable held for sale are recorded at the lower of cost or market under GAAP. For purposes of distributable earnings, we exclude the impact of unrealized lower of cost or market adjustments on conduit loans held for sale and include the realized gains or losses in distributable earnings in the period when the loan is sold. Our conduit business includes mortgage loans made to third parties and may also include mortgage loans secured by real estate owned in our real estate segment. Such mortgage loans receivable secured by real estate owned in our real estate segment are eliminated in consolidation within our GAAP financial statements until the loans are sold in a third-party securitization. Upon the sale of a loan to a third-party securitization trust (for cash), the related mortgage note payable is recognized on our GAAP financial statements. For purposes of distributable earnings, we include adjustments for economic gains and losses related to the sale of these inter-segment loans for which risk has substantially transferred during the period and exclude the resultant GAAP recognition of amortization of any related premium/discount on such mortgage loans payable recognized in interest expense during the subsequent periods. This adjustment is reflected in distributable earnings when there is a true risk transfer on the mortgage loan sale and settlement. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for distributable earnings purposes. Management believes recognizing these amounts for distributable earnings purposes in the period of transfer of economic risk is a useful supplemental measure of our performance.

We invest in certain securities that are recorded at fair value with changes in fair value recorded in current period earnings. For purposes of distributable earnings, we exclude the impact of unrealized gains and losses associated with these securities and include realized gains and losses in connection with any disposition of securities. Distributable earnings includes declines in fair value deemed to be an impairment for GAAP purposes if the decline is determined to be non-recoverable and the loss to be nearly certain to be eventually realized. In those cases, an impairment is included in distributable earnings for the period in which such determination was made.
We include adjustments for unrealized provision for loan losses and real estate impairment. For purposes of distributable earnings, management recognizes realized losses on loans and real estate in the period in which the asset is sold or when the Company determines such amounts are no longer realizable and deemed non-recoverable.
Set forth below is an unaudited reconciliation of income (loss) before taxes to distributable earnings, and an unaudited computation of distributable EPS (in thousands, except per share data):

	Three Months Ended
	June 30,	March 31,
	2025	2025
Income (loss) before taxes	$20,822	$10,717
Net (income) loss attributable to noncontrolling interests in consolidated ventures	220	220
Our share of real estate depreciation, amortization and real estate sale adjustments (1)	7,755	4,503
Adjustments for derivative results and loan sale activity (2)	(724)	(435)
Unrealized (gain) loss on securities	(102)	(687)
Adjustment for impairment	(42)	(81)
Non-cash stock-based compensation	2,996	11,215
Distributable earnings	$30,925	$25,452
Estimated corporate tax (expense) benefit (3)	(1,990)	(206)
After-tax distributable earnings	$28,935	$25,246
Weighted average diluted shares outstanding	126,204	126,280
Distributable EPS	$0.23	$0.20

(1)    The following is an unaudited reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments and (earnings) loss from investment in unconsolidated ventures in excess of distributions received ($ in thousands):

	Three Months Ended
	June 30,	March 31,
	2025	2025
Total GAAP depreciation and amortization	$8,043	$7,336
Depreciation and amortization related to non-rental property fixed assets	(109)	(108)
Non-controlling interests in consolidated ventures’ share of depreciation and amortization	(121)	(119)
Our share of operating lease income from above/below market lease intangible amortization	(346)	(402)
Our share of real estate depreciation and amortization	7,467	6,707
Adjustments for accumulated depreciation and amortization on real estate sold (a)	—	(2,936)
Adjustment for (earnings) loss from investments in unconsolidated ventures in excess of distributions received	288	732
Our share of real estate depreciation, amortization and real estate sale adjustments	$7,755	$4,503

(a) GAAP gains/losses on sales of real estate include the effects of previously-recognized real estate depreciation and amortization. For purposes of distributable earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. The following is an unaudited reconciliation of the related consolidated GAAP amounts to the amounts reflected in distributable earnings ($ in thousands):

	Three Months Ended
	June 30,	March 31,
	2025	2025
GAAP realized gain/loss on sale of real estate, net	$—	$3,807
Adjusted (gain)/loss on sale of real estate for purposes of distributable earnings	—	(871)
Accumulated depreciation and amortization on real estate sold	$—	$2,936

(2)    The following is an unaudited reconciliation of GAAP net results from derivative transactions to our adjustments for derivative results and loan sale activity within distributable earnings ($ in thousands):

	Three Months Ended
	June 30,	March 31,
	2025	2025
GAAP net results from derivative transactions	$(1,526)	$(323)
Realized results of loan sales, net (a)	1,504	—
Unrealized lower of cost or market adjustments related to loans held for sale	(1,287)	(162)
Amortization of (premium)/discount on mortgage loan financing included in interest expense	(152)	(178)
Recognized derivative results	737	228
Adjustments for derivative results and loan sale activity	$(724)	$(435)

(a) Represents the net hedge related gain on conduit sales for the three months ended June 30, 2025.
(3)    Estimated corporate tax benefit (expense) is based on an effective tax rate applied to distributable earnings generated by the activity within our taxable REIT subsidiaries.
    After-tax distributable ROAE is presented on an annualized basis and is defined as after-tax distributable earnings divided by the average total shareholders’ equity during the period. Set forth below is an unaudited computation of after-tax distributable ROAE ($ in thousands):

	Three Months Ended
	June 30,	March 31,
	2025	2025
After-tax distributable earnings	$28,935	$25,246
Average shareholders’ equity	1,509,642	1,525,849
After-tax distributable ROAE	7.7%	6.6%

Non-GAAP Measures - Limitations
Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:
•distributable earnings, distributable EPS, after-tax distributable ROAE and distributable earnings and distributable EPS prior to charge-off of allowance for credit losses do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
•distributable EPS, distributable EPS prior to charge-off of allowance for credit losses, and after-tax distributable ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015. Our actual tax rate may differ materially from this estimate; and
•other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity.
In addition, distributable earnings should not be considered to be the equivalent to REIT taxable income calculated to determine the minimum amount of dividends the Company is required to distribute to shareholders to maintain REIT status. In order for the Company to maintain its qualification as a REIT under the Internal Revenue Code, we must annually distribute at least 90% of our REIT taxable income. The Company has declared, and intends to continue declaring, regular quarterly distributions to its shareholders in an amount approximating the REIT’s net taxable income.
In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.